Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

Bluerock Private Real Estate Fund

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	7.00% Series A Convertible and Perpetual Preferred Shares, 7.00% Series B Convertible and Perpetual Preferred Shares	(1)	457(o)	25,000,000	$10.00	$250,000,000.00	0.0001381	$34,525.00

Total Offering Amounts:							$250,000,000.00		34,525.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$34,525.00

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Offering Note(s)

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. The fee payable in connection with the offering pursuant to this prospectus supplement is being paid herewith in accordance with Rule 456(b) under the Securities Act, and represents deferred payment of the registration fees in connection with the registrant’s Registration Statement on Form N-2ASR (Registration Nos. 333-295476 and 811-22710).